UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005

GLOBAL IMAGING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24373	59-3247752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3820 Northdale Blvd., Suite 200A, Tampa, FL 33624

(Address of principal executive offices - zip code)

(813) 960-5508

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(c). On January 20, 2005, the Board of Directors of Global Imaging Systems, Inc. (the “Company”) elected Michael E. Shea as President of the Company, effective immediately. Mr. Shea was also appointed as a Director of the Company to serve until the next Annual Meeting of the Company’s Shareholders.

Mr. Shea, 57, has served as the Company’s Senior Vice President of Sales since September 2002. In 1986, Mr. Shea founded Connecticut Business Systems, which was acquired by the Company in 1998. Previously, Mr. Shea spent 14 years with Savin Corporation in numerous management positions, most recently as Vice President of Sales responsible for dealer and branch operations.

The Company has advised Mr. Shea that his current employment agreement will be revised to reflect his annual base salary of $390,000 and his annual performance bonus will be up to 115% of his annual base salary, depending on the achievement of performance goals established by the Compensation Committee of the Board of Directors and to otherwise align it with the duties and responsibilities of the President position.

There are no family relationships between Mr. Shea and any director or executive officer of the Company.

Mr. Shea does not currently serve as a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to Section 15(d) of the Exchange Act or of any company registered as an investment company under the Investment Company Act of 1940 as, amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2005	GLOBAL IMAGING SYSTEMS, INC.

	By:	/s/ Lawrence Paine
Lawrence Paine
Vice President and General Counsel